                                  NEWS RELEASE
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE                        Contact: James Smessaert, President
April 30, 2001                          Arthur Thompson, Chief Financial Officer
                                                       Telephone: (414) 290-7900

--------------------------------------------------------------------------------


Glendale, Wisconsin -- (April 30, 2001) Ledger Capital Corp. (NASDAQ: LEDG), the holding company of Ledger Bank SSB, announced today earnings for the three and nine months ended March 31, 2001. As stated in Ledger Capital Corp.'s 2000 Form 10-K/A Annual Report, the Company expected to realize lower earnings for fiscal 2001 due to a negative interest rate gap position and higher non-interest expenses related to expanded sales and branch activities, primarily the opening of the new Glendale banking center. The Company also announced today it has restated its financial statements for fiscal 2000 and the first two quarters of fiscal 2001 as a result of an underaccrual of interest income on certain purchased commercial real estate and multi-family residential loans.

For the three months ended March 31, 2001, net income decreased to $513,000 compared to net income of $678,000 for the three months ended March 31, 2000. Diluted earnings per share decreased to $0.21 for the three months ended
March 31, 2001, compared to $0.26 for the three months ended March 31, 2000. Net income and diluted earnings per share for the nine months ended March 31, 2001 also decreased to $1.8 million and $0.72, respectively, from $2.4 million and $0.90, respectively, for the nine months ended March 31, 2000. However, the Company's diluted book value per share increased to $14.82 at March 31, 2001 from $12.73 at March 31, 2000.

Net interest income decreased $392,000 to $2.9 million for the three months ended March 31, 2001 from $3.3 million during the same period in the prior year. For the nine months ended March 31, 2001, net interest income decreased $1.1 million to $8.6 million from $9.7 million during the same period last year. The decreases in net interest income were primarily due to decreases in the net interest margin to 2.39% and 2.32% for the three and nine months ended March 31, 2001, respectively, from 2.55% and 2.62% for the three and nine months ended March 31, 2000, respectively. The decreases in net interest margin are primarily due to the Company's negative interest rate gap position and the generally higher interest rate environment in first half of fiscal year 2001 compared to the prior year.

"Higher funding costs and increased non-interest expense resulting from our name change and new banking center introduction have resulted in a decrease in net income. Interest rates were generally higher in calendar 2000, with recent declines in market interest rates occuring at the beginning of calendar 2001. Given our current gap position and the repricing lag of our assets and liabilities, we anticipate an improvement next quarter in net interest income as compared to the previous two quarters assuming current market interest rates stabilize or decline further. However, notwithstanding the projected improvement in net interest income on a consecutive quarter basis, the Company continues to anticipate lower net income for fiscal 2001 as compared to the previous year," said James Smessaert, President and CEO of Ledger Capital Corp. "In addition, as we stated to our shareholders in our Fiscal 2000 Annual Report, we believe the strategic benefits of the expanded branch and sales activities will have a long-term positive impact on the Company's results of operations and franchise value."

Non-interest income increased for the three and nine months ended March 31, 2001. For the quarter ended March 31, 2001, non-interest income increased to $573,000 from $89,000 for the prior period. For the nine months ended March 31, 2001, non-interest income increased to $1.4 million from $883,000 for the nine months ended March 31, 2000. The largest component of the increase in non-interest income was an increase of 126.9% in gain on the sale of loans to $590,000 for the nine months ended March 31, 2001 from $260,000 for the nine months ended March 31, 2000. The increase in the gain on sale of loans

Ledger Capital Corp.
April 30, 2001
Page 2


was attributable to an increase in one-to-four family residential mortgage loans sold that were originated in the Bank's primary market area.

Non-interest expense increased for the three months ended March 31, 2001 to $2.5 million from $2.1 million for the three months ended March 31, 2000. For the nine months ended March 31, 2001, non-interest expense increased to $6.9 million from $6.5 million for the nine months ended March 31, 2000. Management currently anticipates that non-interest expense will increase in the last quarter of fiscal 2001 primarily due to the added marketing and staffing costs of the new Glendale banking center.

Total assets at March 30, 2001 decreased $12.9 million to $507.1 million from $520.0 million at June 30, 2000. The decrease in total assets is primarily due to a decrease in loans receivable which decreased $28.1 million to $364.2 million at March 31, 2001 from $392.3 million at June 30, 2000. For the nine months ended March 31, 2001, the Company originated and purchased $83.8 million in loans, received $83.9 million in loan repayments and sold $41.4 million in one-to-four family mortgage loans in the secondary market.

Non-performing loans increased to $5.5 million at March 31, 2001 from $1.9 million at June 30, 2000. The primary reason for the increase was two delinquent commercial loans to one borrower with an aggregate balance of $2.1 million and one delinquent commercial real estate loan with a balance of $1.4 million. The commercial loans are collateralized by fixtures and equipment of a resort property located outside of the Bank's primary lending area, operating under the protection of Chapter 11 of the bankruptcy laws. The commercial real estate loan is collateralized by retail business office real estate located outside of the Bank's primary lending area, operating under the protection of Chapter 11 of the bankruptcy laws. Management currently believes the underlying value of the properties and the Bank's collateral positions are sufficient to cover the Bank's loan balances. Therefore, the Company has determined that no loss is probable at this time.

Ledger Capital Corp. also announced today that the Company is restating its financial statements for the fiscal year ended June 30, 2000 and the first two quarters of the current fiscal year, September 30, 2000 and December 31, 2000. The restatements were the result of the discovery of a mathematical error in the way in which interest income was being accrued on certain purchased commercial real estate mortgage and multi-family residential mortgage loans. The error resulted from an inadvertent erroneous set-up of the loans in the Company's outsourced data processing system. The error resulted in the underaccrual of interest income on such loans during the applicable periods.

The effect of the restatement for the fiscal year ended June 30, 2000 was an increase in interest income of $543,000, an increase in non-interest expense of $146,000, for additional compensation required to be accrued under the Company's Annual Incentive Plan, and an increase in net income of $241,000 or $0.09 per share. The effect of the restatement for the six months ended December 31, 2000 was an increase in interest income of $314,000 and an increase in net income of $190,000 or $0.07 per share. The effects of these restatements are reflected in more detail on the attached -- "Restated Financial Data Schedule".

The Company believes that the restatements were both necessary and consistent with generally accepted accounting principles, and the restatements in the Company's books and records are fully reflected in the audited financial statements contained in the Company's amended annual report on Form 10-K/A for the fiscal year ended June 30, 2000, which was filed with the Securities and Exchange Commission today. The Company also amended and filed today the quarterly reports on Form 10-Q/A for the three quarters in the fiscal year ended June 30, 2000 and for the two quarters previously filed in the current fiscal year, September 30, 2000 and December 31, 2000.

Ledger Capital Corp.
April 30, 2001
Page 3


Ledger Capital Corp., with $507.1 million in assets at March 31, 2001, is the holding company of Ledger Bank SSB, which is the sixth largest savings bank in the Milwaukee area. Founded in 1919, Ledger Bank SSB operates four full-service offices in Milwaukee and Waukesha counties including its new banking center in Glendale, Wisconsin.

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include words and phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends to" or similar expressions. Similarly, statements that describe the Company's future plans, objectives or goals are also forward-looking statements. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date of this press release, and to advise readers that various factors could affect the Company's financial performance and could cause actual results for future periods to differ materially from those anticipated or projected. Such factors include, but are not limited to: (I) general market interest rates, (ii) general economic conditions, (iii) legislative/regulatory changes, (iv) monetary and fiscal policies of the U.S. Treasury and Federal Reserve, (v) changes in the quality or composition of the Company's loan and investment portfolios, (vi) demand for loan products, (vii) deposit flow, (viii) competition, (ix) demand for financial services in the Company's markets, and (x) changes in accounting principles, policies or guidelines.


                            #          #           #

LEDGER CAPITAL CORP. AND SUBSIDIARY
RESTATED FINANCIAL DATA SCHEDULE (DOLLARS IN THOUSANDS,EXCEPT PER SHARE DATA)



                                                               THREE MONTHS
                                                                   ENDED,            SIX MONTHS
                                                          ----------------------       ENDED
                                                           SEPT. 30,    DEC. 31,      DEC. 31,
                                                            2000         2000           2000
                                                          ----------  ---------      ---------

Restated interest income                                    $10,103      $9,993       $20,096
Previously reported                                          $9,966      $9,816       $19,782
                                                            -------      ------       -------
  Increase in interest income                                  $137        $177          $314

Restated net income                                            $655        $601        $1,256
Previously reported                                            $572        $494        $1,066
                                                            -------      ------       -------
  Increase in net income                                        $83        $107          $190

Restated diluted earnings per share                           $0.26       $0.24         $0.50
Previously reported                                           $0.23       $0.20         $0.43
                                                            -------      ------       -------
  Increase in diluted earnings per share                      $0.03       $0.04         $0.07




                                                                        THREE MONTHS ENDED,
                                                         ------------------------------------------------      FISCAL
                                                           SEPT. 30,   DEC. 31,      MAR. 31,    JUNE 30,       YEAR
                                                              1999       1999          2000        2000         2000
                                                           ---------   --------      --------    --------     --------
Restated interest income                                     $8,874      $9,755       $10,173    $10,180       $38,982
Previously reported                                          $8,751      $9,694       $10,016     $9,978       $38,439
                                                             ------      ------       -------    -------       -------
  Increase in interest income                                  $123         $61          $157       $202          $543

Restated non-interest expense                                $2,196      $2,199        $2,082     $2,060        $8,537
Previously reported                                          $2,160      $2,163        $2,045     $2,023        $8,391
                                                             ------      ------       -------    -------       -------
  Increase in non-interest expense                              $36         $36           $37        $37          $146

Restated net income                                            $808        $924          $678       $835        $3,245
Previously reported                                            $755        $911          $604       $734        $3,004
                                                             ------      ------       -------    -------       -------
  Increase in net income                                        $53         $13           $74       $101          $241

Restated diluted earnings per share                           $0.29       $0.35         $0.26      $0.33         $1.23
Previously reported                                           $0.28       $0.34         $0.23      $0.29         $1.14
                                                             ------      ------       -------    -------       -------
  Increase in diluted earnings per share                      $0.01       $0.01         $0.03      $0.04         $0.09


LEDGER CAPITAL CORP. AND SUBSIDIARY
FINANCIAL HIGHLIGHTS (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                     THREE MONTHS ENDED              NINE MONTHS ENDED
                                                         MARCH 31,                        MARCH 31,
                                                  --------------------------      -------------------------
OPERATING DATA:                                     2001             2000            2001            2000
---------------                                   --------        ----------      ---------       ---------
                                                                  (RESTATED)                      (RESTATED)

Total interest income                               $9,755          $10,173         $29,851         $28,802
Total interest expense                               6,863            6,889          21,288          19,068
                                                 ---------        ---------       ---------       ---------
  Net interest income                                2,892            3,284           8,563           9,734
Provision for loan losses                              150              337             330             627
                                                 ---------        ---------       ---------       ---------
  Net interest income after provision
   for loan losses                                   2,742            2,947           8,233           9,107
Non-interest income                                    573               89           1,383             883
Non-interest expense                                 2,536            2,082           6,932           6,478
                                                 ---------        ---------       ---------       ---------
  Income before income tax expense                     779              954           2,684           3,512
Income taxes                                           266              276             915           1,102
                                                 ---------        ---------       ---------       ---------
     Net income                                       $513             $678          $1,769          $2,410
                                                 =========        =========       =========       =========
     Earnings per share                              $0.22            $0.27           $0.74           $0.93
     Earnings per share diluted                      $0.21            $0.26           $0.72           $0.90


Average diluted outstanding shares               2,417,329        2,583,977       2,470,973       2,668,526
Dividends per share                                   0.05             0.05
Dividend payout ratio                                22.73            18.52
Price/earnings ratio, end of period                  10.48x            7.68x
Stock price to book value per share -
  diluted, end of period                             74.22%           75.30%

CASH EARNINGS:
--------------

Net Income                                            $513              678          $1,769           2,410
Non-cash amortization of stock plans,
  net of tax effect                                     57               66             172             219
                                                 =========        =========       =========       =========
Cash Earnings                                          570              744           1,941           2,629

Cash EPS - basic                                      0.24             0.30            0.81            1.01
Cash EPS - diluted                                    0.24             0.29            0.79            0.99

PERFORMANCE RATIOS:
-------------------
Return on average equity                              5.84%            8.10%           6.94%           9.49%
Return on average assets                              0.41%            0.51%           0.47%           0.62%
Net interest margin                                   2.39%            2.55%           2.32%           2.62%
Net interest spread                                   1.99%            2.19%           1.87%           2.31%
Non-interest income to average assets                 0.46%            0.07%           0.37%           0.23%
Non-interest expense to average assets                2.02%            1.58%           1.83%           1.68%




                                                                                             JUNE 30,        MAR. 31,
                                                                            MAR. 31,           2000           2000
FINANCIAL CONDITION:                                                          2001          (RESTATED)     (RESTATED)
--------------------                                                        ---------       ----------     ----------
Total assets                                                                 $507,113        $519,971       $514,375
Loans receivable, net                                                         364,246         392,306        375,077
Loans Held for Sale                                                             4,934           1,122         13,775
Securities available for sale                                                  81,397          74,259         78,080
Mortgage-backed and related securities                                         12,465          15,017         15,627
FHLB stock                                                                      8,355           7,760          7,627
Cash and cash equivalents                                                      21,931          16,559         10,486
Deposits                                                                      315,823         345,318        331,796
FHLB advances and other borrowings                                            146,120         132,040        141,784
Shareholders' equity                                                           35,829          33,596         32,906

Shareholders' equity to total assets                                            7.07%           6.46%          6.40%
Book value per share  -basic                                                   $15.30          $13.69         $13.09
                      -diluted                                                 $14.82          $13.33         $12.73

ASSET QUALITY INFORMATION:
Non-performing loans                                                           $5,455          $1,870         $2,156
Non-performing investment securities                                                0               0              0
Foreclosed real estate                                                          1,389           1,114            960
  Non-performing assets                                                         6,844           2,984          3,116
Non-performing loans to gross loans                                             1.45%           0.45%          0.54%
Allowance for loan losses to gross loans                                        0.87%           0.78%          0.81%
Allowance for loan losses to non-performing loans                              59.85%         171.26%        148.86%
Allowance for loan losses                                                      $3,264          $3,201         $3,209

LEDGER CAPITAL CORP. AND SUBSIDIARY
RESTATED FINANCIAL DATA SCHEDULE (DOLLARS IN THOUSANDS,EXCEPT PER SHARE DATA)



                                                               THREE MONTHS
                                                                   ENDED,            SIX MONTHS
                                                          ----------------------       ENDED
                                                           SEPT. 30,    DEC. 31,      DEC. 31,
                                                            2000         2000           2000
                                                          ----------  ---------      ----------
Restated interest income                                    $10,103      $9,993       $20,096
Previously reported interest income                          $9,966      $9,816       $19,782
                                                            -------      ------       -------
  Increase in interest income                                  $137        $177          $314

Restated net income                                            $655        $601        $1,256
Previously reported net income                                 $572        $494        $1,066
                                                            -------      ------       -------
  Increase in net income                                        $83        $107          $190

Restated diluted earnings per share                           $0.26       $0.24         $0.50
Previously reported diluted earnings per share                $0.23       $0.20         $0.43
                                                            -------      ------       -------
  Increase in diluted earnings per share                      $0.03       $0.04         $0.07



                                                                        THREE MONTHS ENDED,
                                                         ------------------------------------------------      FISCAL
                                                          SEPT. 30,    DEC. 31,      MAR. 31,    JUNE 30,       YEAR
                                                             1999        1999          2000        2000         2000
                                                         -----------   --------      --------    --------     --------
Restated interest income                                     $8,874      $9,755       $10,173    $10,180       $38,982
Previously reported interest income                          $8,751      $9,694       $10,016     $9,978       $38,439
                                                             ------      ------       -------    -------       -------
  Increase in interest income                                  $123         $61          $157       $202          $543

Restated non-interest expense                                $2,196      $2,199        $2,082     $2,060        $8,537
Previously reported non-interest expense                     $2,160      $2,163        $2,045     $2,023        $8,391
                                                             ------      ------       -------    -------       -------
  Increase in non-interest expense                              $36         $36           $37        $37          $146

Restated net income                                            $808        $924          $678       $835        $3,245
Previously reported net income                                 $755        $911          $604       $734        $3,004
                                                             ------      ------       -------    -------       -------
  Increase in net income                                        $53         $13           $74       $101          $241

Restated diluted earnings per share                           $0.29       $0.35         $0.26      $0.33         $1.23
Previously reported diluted earnings per share                $0.28       $0.34         $0.23      $0.29         $1.14
                                                             ------      ------       -------    -------       -------
  Increase in diluted earnings per share                      $0.01       $0.01         $0.03      $0.04         $0.09